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                                                                Exhibit 10.6


            AMENDMENT NO. 1 TO CHANGE IN CONTROL EMPLOYMENT AGREEMENT
                              with Jack J. Luchese

This AMENDMENT No. 1(the "Amendment"), effective as of January 1, 2002, by and between CytRx Corporation, a Delaware corporation (the "Company"), and Jack J. Luchese ("Executive"), amends that certain Amended and Restated Change in Control Employment Agreement, dated as of September 1, 1999, by and between the Company and Executive (the "Change in Control Agreement").

In consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. The Change in Control Agreement is hereby amended by deleting subsection 2(c) thereof and substituting the following therefor:

"(c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or".

2. A new subsection 4(b)(vii) of the Change in Control Agreement is hereby added, to read as follows:

"(vii) Success Bonus. If either of the following two events
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shall occur during the Employment Period: (A) the execution of a definitive agreement for a transaction that, if consummated, would constitute a Change of Control under Section 2(c) of this Agreement; or (B) the execution by the Company of a FLOCOR license agreement for sickle cell disease (each



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such event being referred to as a "Milestone Event"), the Company shall pay to the Executive a success bonus equal to $435,150 (the "Success Bonus", less the amount, if any, of any success bonus for a Milestone Event previously paid to the Executive under Section 3(c) of the Employment Agreement). The Success Bonus shall be paid in a lump sum in cash as soon as practicable after the occurrence of the applicable Milestone Event. The Success Bonus is subject to forfeiture as provided in Section 6(a)(iv) below."

3. A new subsection 4(b)(viii) of the Change in Control Agreement is hereby added, to read as follows:

"(viii) Change in Control Payment. If, during the Employment Period, the
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stockholders of the Company approve a transaction that, if consummated, would constitute a Change of Control under Section 2(c) of this Agreement, or if a Change in Control is consummated during the Employment Period regardless of stockholder approval, the Company shall pay to the Executive, or his estate, in a lump sum in cash as soon as practicable after the occurrence of such event the higher of (i) $870,300, or (ii) the amount equal to two (2) times the sum of (A) the Executive's annual salary as in effect at the Effective Date, plus (B) the amount of the Executive's highest annual bonus for the last three full fiscal years prior to the Effective Date (such higher amount being referred to herein as the "Change in Control Payment"); provided, however, that the Change in Control Payment shall be reduced by the amount, if any, of the Success Bonus previously paid to the Executive under either Section 3(c) of the Employment Agreement or Section 4(b)(vii) of this Agreement. The Change in Control Payment is subject to forfeiture as provided in Section 6(a)(iv) below."

4. The Change in Control Agreement is hereby amended by deleting subsection 6(a)
(i)(B) thereof and substituting the following therefor:

"B.      to the  extent  earned  and not  theretofore  paid, the  Success  Bonus
(as  defined in Section 4(b)(vii) above) and the Change in Control Payment
(as defined in Section 4(b)(viii) above); and"

5. The Change in Control Agreement is hereby amended by deleting subsection 6(a)
(iv) thereof and substituting the following therefor:

"(iv) Notwithstanding any provision of this Agreement to the contrary, the Executive shall forfeit his right to receive, or, to the extent such amounts have previously been paid to the Executive, shall repay in full to the Company with interest at 8% per annum within thirty (30) days of a final determination of the Executive's liability therefor as set forth below, the Success Bonus (as defined in Section 4(b)(vii) above) and the Change in Control Payment (as defined in Section 4(b)(viii) above) if at any time during the period of two years after the Date of Termination (the "Restricted Period") he violates the restrictions on competition set forth in Section 11 hereof. Any determination of whether the Executive has violated such non-competition restrictions shall be made by arbitration in Atlanta, Georgia under the Rules of Commercial Arbitration (the "Rules") of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein."


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6. As amended hereby, the Change in Control Agreement shall be and remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf by its undersigned officer thereunto, duly authorized, all as of the day and year first above written.

                             /s/ Jack J. Luchese
                             --------------------------------------------
                             Jack J. Luchese

Attest:                      CYTRX CORPORATION:


/s/ Mark W. Reynolds         /s/ William B. Fleck
---------------------        --------------------------------------------
Corporate Secretary          By:      William B. Fleck
(CORPORATE SEAL)             Title:   Vice President, Human Resources


                             /s/ Herbert H. McDade, Jr.
                             ------------------------------------
                             By:      Herbert H. McDade, Jr.
                             Title:   Chairman, CytRx Compensation Committee

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